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                      FIRST TENNESSEE NATIONAL CORPORATION
                            MANAGEMENT INCENTIVE PLAN
                     (Amended and Restated October 16, 2001)


         1. PURPOSE. The purpose of the First Tennessee National Corporation Management Incentive Plan (the "Plan") is to promote the interests of the shareholders of First Tennessee National Corporation (the "Company") by providing an incentive to key officers and employees of the Company and subsidiaries of the Company who can contribute most to the short-term and long-term growth and profitability of the Company. It is intended that incentive awards paid under the Plan fall within the "performance-based compensation" exception contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code").

         2. EFFECTIVE DATE OF PLAN. The Plan was originally effective January 1, 1974. The Plan, as amended and restated on October 20, 1999, shall be effective immediately.

         3. PLAN ADMINISTRATION. The Plan shall be administered by a committee ("Committee") whose members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Company. In addition, all members shall be directors and shall meet the definitional requirements for both "non-employee director" (with any exceptions therein permitted) contained in the then current Securities and Exchange Commission Rule 16b-3 or any successor provision and "outside director" as defined for purposes of Section 162(m) of the Tax Code or any successor provision. The Committee shall adopt such rules of procedure as it may deem proper. The powers of the Committee shall include plenary authority to interpret the Plan, and subject to the provisions hereof, to determine the persons who are eligible to receive awards under the Plan, the terms of any awards, the Corporate Financial Criteria, Performance Goals, and other criteria applicable to such awards, and the extent to which the Company and the Participants in the Plan have achieved the performance goals. The Committee shall have the power, in its sole and complete discretion, to reduce the amount of or eliminate any award under the Plan, but the Committee shall have no power to increase any award that has been calculated pursuant to the provisions of this Plan.

         4. ELIGIBILITY. All key officers and employees of the Company or any of its subsidiaries are eligible for participation in the Plan. Actual participation in the Plan for the Plan Year will be limited to and awards may be granted under the Plan to those key officers and employees of the Company or any subsidiary of the Company who, in the judgment of the Committee, have an identifiable impact upon the growth and profitability of the Company who are selected for participation in the Plan for the Plan Year by the Committee. Determination by the Committee of the key officers and employees who will participate in the Plan for the Plan Year shall be conclusive.

         5. AWARDS. Prior to or within 90 days after the commencement of each calendar year (the "Plan Year"), the Committee shall designate the following:

                  1. The key officers and employees, if any, who will participate (the "Participants") in the Plan for the Plan Year.

                  2. The Corporate Financial Criteria, as defined herein, which will apply to awards for the Plan Year and the weighting of the Corporate Financial Criteria.

                  3. The Performance Goals, as defined herein, to be met by the Company for Participants to earn awards for the Plan Year and a payout matrix or grid or formula for such Corporate Financial Criteria and Performance Goals.


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         After the period of time specified in the prior sentence, the Committee may designate additional officers and employees who will participate in the Plan for the Plan Year (also "Participants" for purposes hereof); provided, however, that any award earned by such Participant for participation for such partial
Plan Year will be pro-rated based on the number of days during the Plan Year in which the Participant participated in the Plan.

         Awards under the Plan shall be paid to the Participants as provided for herein in cash and common stock of the Company in such proportion as may be established by the Committee from time to time. A maximum of 300,000 shares of the Company's common stock, $0.625 par value (the "common stock"), in the aggregate may be issued to Participants as awards under the Plan. If common stock is used in payment of awards, it will be provided from shares purchased in the open market or privately or by the issuance of previously authorized but unissued shares and shall be issued at 100% of fair market value as of the date the award is approved by the Committee. "Fair Market Value" for purposes of the Plan shall be the mean between the high and low sales prices at which shares of the Company were sold on the valuation day as quoted by the Nasdaq Stock Market or, if there were no sales on that day, then on the last day prior to the valuation day during which there were sales. In the event that this method of valuation is not practicable, then the Committee, in its discretion, shall establish the method by which fair market value shall be determined.

         A Participant who terminates employment, either voluntarily or involuntarily, before the payment date for awards for the Plan Year that have not been deferred is thereby ineligible for an award under the Plan; provided, however, the Committee may, in its sole and complete discretion, determine to pay an award in the event termination was the result of death, disability, retirement, or a reduction in work force.

         6. CORPORATE FINANCIAL CRITERIA. For each Plan Year, the Committee shall designate one or more of the corporate financial criteria (the "Corporate Financial Criteria") set forth in this Section 6 for use in determining an award for a Participant for such Plan Year. Corporate financial criteria designated for any Participant for a Plan Year may be different from those designated for other Participants in the same year. The Committee may specify Corporate Financial Criteria in relation to consolidated Company performance or in relation to performance of identifiable segments, business lines, departments, or subsidiaries of the Company. Corporate Financial Criteria shall consist of the following financial measures: book value, earnings per share, market capitalization, net income, price-earnings ratio, return on assets, return on equity, and return on revenue; provided, however, that the Committee retains the discretion to determine whether an award will be paid under any one or more of such Corporate Financial Criteria.

         7. PERFORMANCE GOALS. For each Plan Year, the Committee shall establish specific, objective performance goals (the "Performance Goals"), for each of the Corporate Financial Criteria designated by the Committee for the Plan Year against which actual performance is to be measured to determine the amount of awards. Performance Goals established by the Committee may be described by means of a grid or matrix, providing for goals resulting in the payment of awards in such percentages as the Committee may designate of the target award payable to the Participant pursuant to the provisions of this Plan. A Performance Goal may be expressed in any form the Committee determines, including, but not limited to, the following: percentage growth, absolute growth, cumulative growth, performance versus an index, performance versus a peer group, a designated absolute amount, and a per share amount.

         8.       DETERMINATION AND PAYMENT OF AWARDS.

                  8.1 As soon as practicable after the end of the Plan Year, the Committee will determine the amount of the award earned by each Participant, based on application of the criteria specified in this Section 8 and the recommendation of the Chief Executive Officer of the Company. Payment will be made promptly after determination of the awards by the Committee unless payment of an award has been deferred pursuant to Section 11.6 hereof. Such Committee determination must include a certification in writing that the Performance Goals and any other material terms of the award were in fact satisfied; provided that minutes of the Committee meeting (or any action by written consent) shall satisfy the written certification requirement.


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                  8.2      For any Participant holding the office of Chairman of
the Board, Chief Executive Officer or President of the Company, the award will be the amount obtained by multiplying the following amounts: (1) Salary dollars earned by the Participant with respect to the Plan Year, (2) a specified percentage (expressed as a decimal) determined by the Committee to apply to the Participant for the Plan Year, and (3) the percentage achievement (expressed as a decimal) by the Company of the Performance Goals for the Corporate Financial Criteria designated by the Committee for the Plan Year.

                  8.3 For any Participant who is not covered by Section 8.2, the award will be the amount obtained by multiplying the following amounts:
(1) Salary dollars earned by the Participant with respect to the Plan Year, (2) a specified percentage (expressed as a decimal) determined by the Committee to apply to the Participant for the Plan Year, (3) the percentage achievement (expressed as a decimal) by the Company of the Performance Goals for the Corporate Financial Criteria designated by the Committee for the Plan Year, and
(4) if the Committee determines to apply the following percentage to the Participant for the Plan Year, the Participant's percentage achievement (expressed as a decimal) of his/her personal plan goals (as recommended by the Chief Executive Officer of the Company and approved by the Committee).

                  8.4 Notwithstanding anything herein to the contrary, the maximum dollar amount that may be awarded for any Plan Year to any Participant may not exceed $1.5 million.

                  8.5 Notwithstanding anything herein to the contrary, for each Participant who is the Chief Executive Officer of the Company or other officer whose salary is subject to the provisions of Section 162(m) of the Tax Code, in calculating any award under the Plan "salary" shall be limited to salary at the annual rate established or in effect for the Participant at the time the Committee establishes Performance Goals for the Plan Year and for each Participant specified by a bank regulatory authority of the Company or any of its subsidiaries, that Participant's award shall be calculated as required by such bank regulatory authority, subject to the maximum dollar limitation imposed by Section 8.4 hereof.

         9. TERMINATION SUSPENSION OR MODIFICATION OF THE PLAN. The Board of Directors may at any time, with or without notice, terminate, suspend, or modify the Plan in whole or in part, except that the Board of Directors shall not amend the Plan in violation of the law. The Committee is expressly permitted to make any amendment to the Plan, which is not in violation of law, that is required to conform the Plan to the requirements of Section 162(m).

         10.      CHANGE IN CONTROL.

                  10.1 For purposes of this Plan, a "Change in Control" means the occurrence of any one of the following events:

                  (I) individuals who, on January 21, 1997, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                  (ii) any "Person" (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the


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         Company representing 20% or more of the combined voting power of the
         Company Voting Securities; provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

                  (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares in which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and
         (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

                  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur. For purposes of this Section 10.1, "Company Voting Securities" means the Company's then outstanding securities eligible to vote for the election of the Board, and "Subsidiary" means an entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests.

                  10.2 If a Change in Control occurs, an award under the Plan shall be paid at the time specified below to each Participant without regard to any contrary provisions of the Plan, computed as follows: the award to be paid will be in the form of a lump sum cash amount equal to the portion of the Participant's target award for the Plan Year in which a Change in Control occurs in an amount equal to the product of (I) the Participant's target bonus under the Plan for such Plan Year, and (ii) a fraction, the numerator of which is the number of days in the Plan Year in which a Change in Control occurs through the date of the Change in Control, and the denominator of which is three hundred sixty-five (365). Payment of an award under this Section 10.2 of the Plan shall be made immediately upon the occurrence of an event described in
Section 10.1(I), 10.1 (ii) or 10.1 (iv) and, in the event an agreement to effectuate a Change in Control pursuant to a Business Combination has been executed, shall be made three business days prior to the date the Chief Executive Officer of the Company believes in good faith to be the effective date of the merger or other transaction described in Section 10.1 (iii) hereof. Any payments made as a result of the operation of this Section 10.2 of the Plan shall reduce dollar for dollar any other payments otherwise due under the Plan.


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         11.      MISCELLANEOUS.

                  11.1 NO ASSIGNMENTS. No award under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of Participant prior to actually being received by Participant or his/her designated beneficiary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to such award shall be void.

                  11.2 NO RIGHT OF EMPLOYMENT. Neither the adoption of the Plan nor the determination of eligibility to participate in the Plan nor the granting of an award under the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or the subsidiary to terminate such employment at any time.

                  11.3 TAX WITHHOLDING. The Company shall have the right to withhold the amount of any tax attributable to amounts payable under the Plan, and the Company may defer making payment or delivery of any benefits under the Plan if any tax is payable until indemnified to its satisfaction.

                  11.4 GOVERNING LAW. The Plan and all determinations under the Plan shall be governed by and construed in accordance with the laws of the State of Tennessee.

                  11.5 OTHER PLANS. Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Company or any subsidiary of the Company to establish any other compensation plan or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Company or a subsidiary of the Company, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined.

                  11.6 DEFERRALS OF AWARDS. A Participant may elect to defer payment of his/her cash award under the Plan if deferral of an award under the Plan is permitted pursuant to the terms of a deferred compensation program of the Company existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such program.

                  11.7 SECTION 162(M). It is the intention of the Company that all payments made under the Plan shall fall within the "performance-based compensation" exception contained in Section 162(m) of the Tax Code. Thus, unless the Board of Directors expressly determines otherwise and, except for
Section 10.2 of the Plan, if any Plan provision is found not to be in compliance with such exception, that provision shall be deemed to be amended so that the provision does comply to the extent permitted by law, and in every event, the Plan shall be construed in favor of its meeting the "performance-based compensation" exception contained in Section 162(m).

                  11.8 ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Any increase in the number of outstanding shares of common stock of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately: (I) in an increase in the aggregate number of shares then available for awards under the Plan and (ii) in the number available for award to any one person. Any fractional shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board of Directors shall make such adjustments in the number and class of shares for which awards may thereafter be granted as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive.

         12.      AUTOMATIC, NON-DISCRETIONARY ADJUSTMENT.

                  12.1 For the 1999 Plan Year only, the amount of any cash award otherwise payable under


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Sections 1.0-11.0 of this Plan shall be adjusted in accordance with the provisions of this Section 12.1. The amount of cash that is payable to a participant under the Plan, taking into account the adjustment provided for in this Section 12.1 and net of any amount of bonus that has been deferred, shall be equal to "A"in the following formula:

                           A = B - (.25) (C-D), where

         B = the cash award payable to the participant, computed under only Sections 1.0-11.0 of the Plan, net of the amount of bonus that has been deferred or in lieu of which the participant has elected to receive a stock option.

         C = the amount of the participant's target bonus, calculated assuming 100% achievement of the corporate Performance Goals and 90% achievement of the participant's personal plan goals.

         D = the amount of bonus deemed to be deferred by the participant, assuming the participant's bonus is an amount equal to "C."

                  12.2 For the 2000 Plan Year only, the amount of any cash award otherwise payable under Sections 1.0-11.0 of this Plan shall be adjusted in accordance with the provisions of this Section 12.2. The amount of cash that is payable to a participant under the Plan, taking into account the adjustment provided for in this Section 12.2 and net of any amount of bonus that has been deferred, shall be equal to "A" in the following formula:

                              A = (.75) B-C, where

         B = the cash award payable to the participant, computed under only Sections 1.0-11.0 of the Plan.

         C = the amount of bonus that has been deferred or in lieu of which the participant has elected to receive a stock option.